Exhibit 99.1

N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 1800 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Announces 50% Increase in Quarterly Cash Dividend

DENVER, Dec. 12 /PRNewswire-FirstCall/ -- Cimarex Energy Co. (NYSE: XEC) announced today that its Board of Directors increased its regular cash dividend on its common stock from $0.04 to $0.06 per common share. The dividend is payable on March 3, 2008 to stockholders of record on February 15, 2008.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Permian Basin and Gulf Coast areas of the U.S.
This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

FOR FURTHER INFORMATION CONTACT

Cimarex Energy Co.
Mark Burford, Director of Capital Markets
303-295-3995
www.cimarex.com